UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 31, 2009 (December 24, 2009)

HALLADOR ENERGY COMPANY
(Exact name of registrant as specified in its charter)

Colorado	0-14731	84-1014610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1660 Lincoln Street, Suite 2700, Denver Colorado	80264-2701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-839-5504
Hallador Petroleum Company (Former name or former address, if changed since last report)
________________

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On December 23, 2009, our board of directors amended Article V Section 2 of our Bylaws to authorize the issuance of uncertificated (electronic) shares to comply with direct registration requirements of the exchanges. The Amendment to the Bylaws is attached hereto as Exhibit 3.2.

(b) On December 23, 2009, a majority of our shareholders representing about 85% of our total shares outstanding approved by written consent the “Second Restated Articles of Incorporation for Hallador Energy Company (the “Articles”).  This restatement of the Articles changed the name of the company to Hallador Energy Company and under Article 4 Section (f) clarified how shareholders may take action by written consent.  The Articles were filed with the State of Colorado on December 24, 2009 and are attached hereto as Exhibit 3.1.

These amendments were effective as of December 24, 2009.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

3.1—Second Restated Articles of Incorporation of Hallador Energy Company
3.2—Amendment to the Bylaws of Hallador Petroleum Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2009	HALLADOR ENERGY COMPANY By:/s/W. Anderson Bishop W. Anderson Bishop, CFO